EXHIBIT 4.2

                FIRST AMENDMENT TO RIGHTS AGREEMENT

     This First Amendment to Rights Agreement is made as of May 13, 1997, by and among Shurgard Storage Centers, Inc., a Delaware corporation (the "Company"), and Gemisys Corporation, a California corporation (the "Rights Agent"), and amends the Rights Agreement, dated March 17, 1994, between the Company and the Rights Agent (the "Rights Agreement").

     WHEREAS, the Company may reincorporate from the state of Delaware to the state of Washington by merging with a wholly owned subsidiary, Shurgard Washington Corporation, a Washington corporation.

     WHEREAS, the parties did not intend the Rights Agreement to be applicable to a merger of the Company with a wholly owned subsidiary for the purposes of effecting a change in the Company's state of incorporation.

     NOW,  THEREFORE,  the parties hereto agree that  clause  (a)
Section 13 of the Rights Agreement is hereby amended in its entirety to read as follows:

          "(a) the Company consolidates with, or merges with and into, any other Person (except for a merger with a wholly owned subsidiary of the Company for purposes of effecting a change in the Company's state of incorporation),"

     Except as amended hereby, the Rights Agreement shall remain in full force and effect. This Amendment may be signed in any number of counterparts, each of which shall for all purposes be an original, and all of which shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date written above.

                          SHURGARD STORAGE CENTERS, INC.

                          By /s/ Charles K. Barbo
                             --------------------
                              Title: Chairman
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                          GEMISYS CORPORATION


                          By /s/ Darrall E. Robbins
                             ----------------------
                              Title: President
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